UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 25, 2012

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Director Not Standing for Re-Election

On September 25, 2012, Paul M. Low, a member of the Board of Directors (the “Board”) of Capstead Mortgage Corporation (the “Company”), informed the Board that he will not stand for re-election at the 2013 annual meeting of stockholders, and accordingly, his tenure as a director of the Company will end as of the date of our 2013 annual meeting.

Appointment of Director

On September 25, 2012, the Board of Directors of the Company voted to appoint John L. “Jack” Bernard as an independent Director.

In exchange for his services as a Director for the remainder of the 2012 fiscal year, Mr. Bernard will receive the following compensation: (1) a pro-rated annual cash retainer of $20,000 and (2) a grant of 2,000 restricted stock awards that shall vest in full on April 15, 2013. He is also eligible to receive additional compensation for service as a member of a committee of the Board in accordance with the Company’s non-employee director compensation policy, in the event that the Board appoints Mr. Bernard to a committee. Mr. Bernard shall also receive reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee.

With the appointment of Mr. Bernard and until the Company’s next annual meeting of stockholders in 2013, the Board of Directors will consist of nine members, eight of whom will be independent.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company issued a press release announcing Mr. Bernard’s appointment to the Board of Directors on September 25, 2012. A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release issued by Capstead Mortgage Corporation dated September 25, 2012 announcing changes to its Board of Directors.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

September 26, 2012	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Chief Financial Officer and
Executive Vice President